                               SHAREHOLDERS' AGREEMENT

    THIS SHAREHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of April 7, 1997 by and among (i) Jacor Communications, Inc., a Delaware corporation ("JACOR"), and its wholly-owned subsidiary, Jacor Communications Company, a Florida corporation ("COMMUNICATIONS"), on the one hand, and (ii) Archon Communications Inc., a Delaware corporation ("ACI"), both in its individual capacity and as Proxy (as defined below), the stockholders of ACI, namely, Archon Communications Partners LLC, a California limited liability company, and News America Holdings, Incorporated, a Delaware corporation (each an "ARCHON SHAREHOLDER" and collectively the "ARCHON SHAREHOLDERS"), and each of the other shareholders of Premiere signatory hereto (each an "INSIDER" and collectively the "INSIDERS"), on the other hand. ACI, the Archon Shareholders and the Insiders are each referred to herein individually as a "SHAREHOLDER" and are referred to herein collectively as the "SHAREHOLDERS".

         A. Jacor, Communications and PRN Holding Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Communications ("ACQUISITION CORP."), on the one hand, and Premiere Radio Networks, Inc., a Delaware corporation ("PREMIERE"), on the other hand, have entered into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of even date herewith, pursuant to which Acquisition Corp. will merge with and into Premiere (the "MERGER"), with the stockholders of Premiere to receive a combination of shares of Common Stock of Jacor (the "JACOR STOCK") and cash in exchange for their shares of Common Stock and/or Class A Common Stock of Premiere (collectively, the "PREMIERE STOCK").

    B. ACI is currently the owner of shares of Premiere Stock and options and warrants to purchase Premiere Stock.

    C. Under the Voting Trust Proxy and Voting Agreement (the "TRUST PROXY AGREEMENT"), dated as of July 28, 1995, by and among the Insiders and ACI, each Insider appointed ACI, with full power of substitution, as such Insider's attorney and proxy (ACI acting in such capacity being referred to herein as the "TRUST PROXY") to vote, and to express consent or dissent to corporate action in writing without a meeting with respect to, the shares of Premiere Stock owned by such Insider listed on Schedule A to the Trust Proxy Agreement ("TRUST SHARES") subject to that certain voting trust (the "VOTING TRUST") created pursuant to that certain Voting Trust Agreement (the "VOTING TRUST AGREEMENT"), dated as of July 28, 1995, by and among U.S. Trust Company of California,

N.A., not in its individual capacity but solely as trustee of the Voting Trust ("TRUSTEE"), ACI and the Insiders, on all matters on which such Insider is entitled to vote at a meeting of the shareholders of Premiere, and in all proceedings in which the vote or consent, written or otherwise, of the holders of the Trust Shares may be required or authorized by law. Pursuant to the Voting Trust Agreement, the Trustee is required to vote such Trust Shares in accordance with the determination of the holders of more than 50% of the voting power of such Trust Shares.

    D. Under the Stockholders Voting Agreement and Proxy (the "VOTING AGREEMENT"), dated as of July 28, 1995, by and among the Insiders and ACI, each Insider appointed ACI, with full power of substitution, as attorney and proxy (ACI acting in such capacity being referred to herein as the "VOTING PROXY" and ACI acting both in such capacity and as the Trust Proxy being referred to herein as the "PROXY") to vote the shares of Premiere Stock owned by such Insider listed on Schedule A to the Voting Agreement (which shares are not subject to the Voting Trust Agreement) and any shares of voting capital stock issued with respect thereto (such existing shares and any such new shares being collectively referred to herein as the "PROXY SHARES") on all matters as to which such Insider is entitled to vote at a meeting of the shareholders of Premiere, or to which they are entitled to express consent or dissent to corporate action in writing without a meeting, in the Voting Proxy's absolute and sole discretion.

    E.   Each of the Trustee and the Proxy is obligated to vote all Trust
Shares and Proxy Shares, as the case may be, in accordance with that certain Stockholders Agreement ("STOCKHOLDERS AGREEMENT"), dated as of July 28, 1995, by and among Premiere, ACI and the Insiders, which Stockholders Agreement restricts the transfer of the shares of Premiere Stock owned by the Shareholders (including by operation of law) except in accordance with the terms and conditions of such Stockholders Agreement.

    F. A condition precedent to the Merger is the acquisition of all of the outstanding shares of Common Stock of ACI (the "ACI STOCK") by Communications in exchange for a combination of shares of Jacor Stock and cash pursuant to the Stock Purchase Agreement, dated as of even date herewith, between Jacor and Communications, on the one hand, and the Archon Shareholders, on the other (the "STOCK PURCHASE AGREEMENT").

    G. As a condition to their willingness to enter into the Merger Agreement and the Stock Purchase Agreement, Jacor and Communications have required that each Shareholder enter into, and each such Shareholder has agreed to enter into, this Agreement.

    NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the parties hereby agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF ACI AND THE ARCHON SHAREHOLDERS. Each of ACI, both in its individual capacity and as the Proxy (except that (x) the representations and warranties set forth in SECTIONS 1(a)(i) and 1(b) are made by ACI solely in its individual capacity and (y) the representations and warranties set forth in SECTION 1(c) are made by ACI solely in its capacity as the Proxy) and each Archon Shareholder hereby, jointly and severally represents and warrants to Jacor and Communications as follows:

         (a) AUTHORITY; NO VIOLATION. Each of ACI and each such Archon Shareholder has all necessary power and authority to enter into and perform its respective obligations hereunder. The execution, delivery and performance of this Agreement by each of ACI and each such Archon Shareholder will not (i) violate its certificate of incorporation, bylaws or other similar governing documents, (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to, any note, bond, mortgage, indenture, license, agreement, lease, voting agreement, shareholders' agreement, trust agreement, voting trust or other instrument, contract or obligation to which it is a party (including the Proxy Agreements as defined below) or by which its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it. This Agreement has been duly and validly executed and delivered by ACI (including ACI acting hereunder in its capacities as the Proxy) and each such Archon Shareholder and constitutes a valid and binding agreement of ACI (including ACI acting hereunder in its capacities as the Proxy) and each such Archon Shareholder enforceable against it in accordance with its terms.

         (b) OWNERSHIP OF SHARES. ACI is the beneficial owner holder of the number and class of shares of Premiere Stock indicated under ACI's name on
    Schedule 1(b) hereto (the "ACI EXISTING SHARES," and together with any shares of Premiere Stock acquired by ACI after the date hereof, the "ACI SHARES") and, as of the date hereof, the ACI Existing Shares constitute all the outstanding shares of Premiere Stock owned of record or beneficially by ACI. Schedule 1(b) lists the record owner of any ACI Existing Shares of which ACI is not the record owner, the number of such shares and whether a Consent (as defined in Section 3(a)) can be delivered immediately with respect to those shares. ACI has with respect to the ACI Existing Shares, and at all times between the date of this Agreement and the consummation of the Merger will have with respect to the ACI Shares, good and valid title to such ACI Shares, free and clear of any liens, charges, encumbrances, ownership interests or claims of any third parties. Except as disclosed on
    Schedule 1(b), there are no options or rights to acquire, or any agreements to which ACI or any Archon Shareholder is a party relating to, any ACI Shares, other than this Agreement. With respect to the ACI Existing Shares, ACI has sole voting power and sole power to issue instructions with respect to the matters set forth in SECTION 3 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in the actions set forth in SECTION 3 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, except in each of the foregoing cases for such restrictions as are set forth in the respective agreements referred to herein, all of which are being waived to the extent set forth elsewhere herein.

         (c) AUTHORITY OF THE PROXY. With respect to the Trust Shares and the Proxy Shares, the Proxy has sole voting power and sole power to issue instructions with respect to the matters set forth in SECTION 3 hereof, sole power to demand appraisal rights and sole power to engage in the actions set forth in SECTION 3 hereof, with no restrictions on such voting rights, rights of disposition or otherwise, except as expressly stated herein.

    2. REPRESENTATIONS AND WARRANTIES OF THE INSIDERS. Each Insider hereby, severally only and not for one another or jointly, represents and warrants to Jacor and Communications as follows:

         (a) AUTHORITY; NO VIOLATION. Such Insider has all necessary power and authority to enter into and perform all of such Insider's obligations hereunder. The execution, delivery and performance of this Agreement by such Insider will not violate or conflict with, or constitute a violation of or default under, any contract, commitment, agreement, arrangement or restriction of any kind to which such Insider is a party or by which such Insider is bound, including the Proxy Agreements, any voting agreement, shareholders' agreement, trust agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Insider and constitutes a valid and binding agreement of such Insider enforceable against such Insider in accordance with its terms.

         (b) OWNERSHIP OF SHARES. Such Insider is the beneficial owner holder of the number and class of outstanding shares of Premiere Stock indicated under such Insider's name on Schedule 2(b) hereto (the "INSIDER EXISTING SHARES," and together with any shares of Premiere Stock acquired by such Insider after the date hereof, the "INSIDER SHARES") and, as of the date hereof, the Insider Existing Shares constitute all the outstanding shares of Premiere Stock owned of record or beneficially by the Insider. Schedule 2(b) lists, with respect to each Insider, the record owner of the Insider Existing Shares owned beneficially but not of record by that Insider, the number of such shares, and whether a Consent (as defined in Section 3(a)) can be delivered immediately with respect to those shares. Such Insider has with respect to the Insider Existing Shares, and at all times between the date of this Agreement and the consummation of the Merger will have with respect to the Insider Shares, good and valid title to such the Insider Shares, free and clear of any liens. Except as disclosed on
    Schedule 2(b), there are no options or rights to acquire, or any agreements to which any Insider is a party relating to, any Insider Shares, other than this Agreement. With respect to the Insider Existing Shares, subject to applicable community property laws, such Insider has sole voting power and sole power to issue instructions with respect to the matters set forth in
    SECTION 3 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in the actions set forth in SECTION 3 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, except in each of the foregoing cases for such restrictions as are set forth in the respective agreements referred to herein, all of which are being waived to the extent set forth elsewhere herein.

    3.   VOTING AGREEMENT, PROXY AND AGREEMENT NOT TO TRANSFER.

         Notwithstanding anything to the contrary set forth in any of the Stockholders Agreement, the Trust Proxy Agreement, the Voting Trust Agreement and the Voting Agreement (collectively, the "PROXY AGREEMENTS"),

         (a) Each Shareholder (except that the obligations in SECTION 3(a)(ii) and 3(a)(iii) are undertaken by the Insiders only) hereby severally (i) instructs, empowers, authorizes and directs the Trustee to vote the Trust Shares and to give written consent at all meetings of shareholders of Premiere and in all proceedings in which the vote or consent, written or otherwise, of the Shareholders may be required or authorized by law, to approve, adopt and consent to the Merger Agreement and the transactions contemplated thereby in the exercise of its duties as Trustee under the

    Voting Trust Agreement; (ii) instructs, empowers, authorizes and directs the Trust Proxy to instruct, empower, authorize and direct the Trustee to vote the Trust Shares and to give written consent at all meetings of shareholders of Premiere and in all proceedings in which the vote or consent, written or otherwise, of the Shareholders may be required or authorized by law, to approve, adopt and consent to the Merger Agreement and the transactions contemplated thereby in the exercise of its duties as Trustee under the Voting Trust Agreement; (iii) instructs, empowers, authorizes and directs the Voting Proxy to vote the Proxy Shares and to give written consent at all meetings of stockholders of Premiere and in all proceedings in which the vote or consent, written or otherwise, of the Shareholders may be required or authorized by law, to approve, adopt and consent to the Merger Agreement and the transactions contemplated thereby in the exercise of its duties as the Voting Proxy under the Voting Agreement; (iv) approves, adopts and consents to the Merger, the Merger Agreement, and the transactions contemplated thereby pursuant to Section 228 of the Delaware General Corporation Law and, with respect to the ACI Existing Shares or Insider Existing Shares owned of record by that Shareholder or as to which that Shareholder can cause a Consent (as defined below) to be delivered immediately, further agrees to execute and deliver (and instructs, empowers, authorizes and directs the Trustee and the Proxy and, if appropriate, the record owner of such shares, to execute and deliver), immediately following the execution of the Merger Agreement and this Agreement, a written consent in the form attached hereto as EXHIBIT A approving and consenting to the Merger, the Merger Agreement and the transactions contemplated thereby to the Secretary of Premiere (a "Consent"); (v) with respect to the ACI Existing Shares or Insider Existing Shares owned beneficially but not of record by that Shareholder as to which that Shareholder cannot cause a Consent to be delivered immediately, shall cause a Consent to be executed and delivered to the Secretary of Premiere (either by causing record ownership to be transferred to that Shareholder's name or otherwise) as soon as practicable and in any event within 15 business days of the date of this Agreement; and (vi) except with the prior written consent of Jacor and Communications, agrees not to revoke any Consent once delivered and to vote or cause to be voted all of such Shareholder's ACI Existing Shares or Insider Existing Shares, as the case may be, beneficially owned or held by such Shareholder (such shares, together with any shares of Premiere Stock acquired by such Shareholder after the date hereof, being referred to herein as the "SHARES") against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving Premiere or its subsidiaries; (B) any sale, lease or transfer of the assets of Premiere or its subsidiaries;
    (C) any change in the board of directors of Premiere; (D) any material change in the present capitalization of Premiere; (E) any amendment of Premiere's Certificate of Incorporation or Bylaws; (F) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Jacor and Communications of the Merger or the transactions contemplated by the Merger Agreement. Each Shareholder agrees that he or it shall not enter into any agreement or understanding with any person or entity that would be effective prior to the Termination Date (as defined in SECTION 6) to vote or give instructions after the Termination Date in any manner inconsistent with this SECTION 3(a).

         (b) Each Shareholder hereby severally grants to Jacor and Communications, and appoints (and instructs, empowers, authorizes and directs the Trustee and the Proxy to appoint) Jerome Kersting, Paul Solomon and Christopher Weber of Jacor, in their respective capacities as officers of Jacor, and any individual who shall succeed to any such office of Jacor, and any other designee of Jacor, and each of them, as such Shareholder's irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote the Shares with respect to the Merger, the Merger Agreement and the transactions contemplated thereby, in the event that Jacor determines that any further shareholder vote or consent is required or advisable in order to consummate the Merger and the transactions contemplated thereby. Such Shareholder intends this proxy to be irrevocable and coupled with an interest, and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Shareholder with respect to the Shares.

         (c) Each Shareholder hereby severally agrees not to sell, transfer, assign, grant an option or other rights to acquire, or otherwise dispose of any of his or her Shares without the prior written consent of Jacor and Communications. Any permitted transferee of Shares must become a party to this Agreement and any purported transfer of Shares to a person or entity that has not become a party hereto shall be null and void.

    4.   COOPERATION.  Until the earlier of the Termination Date or the Merger:
Each Shareholder severally agrees that it will not, and will use such Shareholder's best efforts as a shareholder to cause Premiere not to, (i) directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of Premiere or any of its subsidiaries, or the acquisition of or tender or exchange offer for voting securities of Premiere or any subsidiary of Premiere or any business combination between Premiere or any subsidiary of Premiere and any person other than Jacor, Communications or Acquisition Corp. (collectively, a "COMPETING TRANSACTION"), or (ii) furnish to any other person any nonpublic information or access to such information with respect to or otherwise concerning a Competing Transaction. Each Shareholder agrees to immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Competing Transaction. Each Shareholder will promptly disclose to Jacor and Communications the identity of any person who attempts to initiate discussions contemplating a Competing Transaction and a description of the terms of the proposed Competing Transaction.

    5. INSIDER CAPACITY. Each Insider is entering into this Agreement in his or her capacity as the record or beneficial owner of such Insider's Shares, and not in his or her capacity as a director or officer of Premiere, except as expressly stated herein. To the extent that the Shares constitute community property, all references herein to "Insider" shall also include such Insider's spouse.

    6. TERMINATION. The obligations of the parties hereunder shall terminate upon the termination of the Merger Agreement pursuant to Section 8.1 thereof. The date on which such termination occurs is referred to herein as the "TERMINATION DATE".

    7. PROXY AGREEMENTS. Notwithstanding anything to the contrary in the Proxy Agreements, each Shareholder hereby severally acknowledges, agrees and consents to the termination of all of the Proxy Agreements on and as of the Closing (as defined in the Merger Agreement) and further agrees to execute and deliver any such further document or agreement as Jacor and Communications shall reasonably consider to be desirable to evidence such termination.

    8. SPECIFIC PERFORMANCE. Each Shareholder acknowledges that damages would be an inadequate remedy to Jacor and Communications for an actual or prospective breach of this Agreement and that the obligations of each of the Shareholders hereto shall be specifically enforceable.

    9.   MISCELLANEOUS.

         (a)  DEFINITIONAL MATTERS.

              (i) Unless the context otherwise requires, "person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

              (ii) All capitalized terms used but not defined in this Agreement shall have the respective meanings that the Merger Agreement ascribes to such terms.

              (iii) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         (c) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         (d) ASSIGNMENT. This Agreement shall not be assigned without the prior written consent of the other party hereto, except that Jacor and Communications may assign, in their sole discretion, all or any of their rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Jacor.

         (e) MODIFICATIONS. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.

         (f) GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

         (g) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         (i) NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon
    (i) transmitter's confirmation of a receipt of a facsimile transmission,
    (ii) confirmed delivery by a standard overnight carrier or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

    If to Jacor or Communications:

    Jacor Communications, Inc.
    50 East RiverCenter Boulevard
    Twelfth Floor
    Covington, Kentucky 41011

    Attention:  Paul Solomon

    With courtesy copies to:

    Mayer, Brown & Platt
    190 South LaSalle Street
    Chicago, Illinois  60603

    Attention:  Scott J. Davis, Esq.

    If to any of the Shareholders, to the respective addresses noted on the signature page hereto.

    10. FURTHER ASSURANCES. Each Shareholder shall execute and deliver all such further documents and instruments, including additional consents and proxies with respect to such Shareholder's Shares, and take all such further actions as may be necessary or appropriate in the reasonable judgment of Jacor and Communications in order to evidence the agreements of, and grant of proxies by such Shareholder set forth herein and consummate the transactions contemplated hereby.

    11. CONSENT. The Shareholders hereby consent to the execution and delivery by Archon Communications Inc. of the Stock Purchase Agreement referred to in the Merger Agreement and providing for the purchase of the outstanding stock of Archon by Jacor.

    12. CONSENT TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "DELAWARE COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

    13. EMPLOYMENT AND OPTION AGREEMENTS. Steven Lehman, Timothy Kelly and Kraig Kitchin agree (i) to execute Employee Option Agreements (as defined in the Merger Agreement) immediately after the execution of this Agreement, and (ii) to use their reasonable best efforts to comply with and keep in full force and effect their respective Employment Agreement (as defined in the Merger Agreement).

    14. INDEMNITY. (a) So long as this Agreement has not been terminated, Jacor shall, or after the Effective Time, shall cause Premiere to, indemnify and hold harmless the Shareholders and the present or former employees, agents, officers or directors of the Shareholders (the "Shareholder Indemnified Parties") from any and all damages, losses, interest, liabilities, costs and expenses (including attorneys' fees and expenses), net of any amounts recovered from applicable insurance, incurred or suffered by the Shareholder Indemnified Parties solely in their capacity as shareholders (or representative of shareholders) of Premiere as a result of a third party claim asserting that the agreements of the Shareholders in Section 3(a) of this Agreement are unlawful; provided, that the parties shall use their reasonable best efforts through subrogation or other methods to preserve the ability of any party or Premiere to recover under applicable insurance policies. The parties acknowledge that the obligations pursuant to this Section 14 shall continue after the Effective Time.

    (b) If any lawsuit, enforcement action, or other claim is filed or made against the Shareholder Indemnified Parties (a

"Third-Party Claim") and is covered by the indemnity set forth in (a) above, written notice thereof (the "Third-Party Claim Notice") shall be given to Jacor as promptly as practicable (and in any event within ten (10) calendar days after the receipt of such Third-Party Claim; provided that failure to give such notice shall not affect the indemnity provided herein unless Jacor can demonstrates it was materially prejudiced as a consequence of such failure). After the receipt of such Third-Party Claim Notice, Jacor shall be entitled, upon written notice to the Shareholder Indemnified Parties, if Jacor so elects and at Jacor's sole cost, risk, and expense: (i) to take control of the defense and investigation of such Third-Party Claim, (ii) to employ and engage attorneys of its own choice, subject to the reasonable approval of the Shareholder Indemnified Parties to handle and defend the same, and (iii) to compromise or settle such Third-Party Claim, which compromise or settlement shall be made only with the written consent of the Shareholder Indemnified Parties, such consent not to be unreasonably withheld. If Jacor does elect to take control of the defense of a Third-Party Claim, the Shareholder Indemnified Parties shall fully cooperate in the defense of such Third-Party Claim. If the Shareholder Indemnified Parties do not elect to take control of the defense of a Third-Party Claim, Jacor may not compromise or settle such Third-Party Claim without the consent of the Shareholder Indemnified Parties, such consent not to be unreasonably withheld.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             JACOR COMMUNICATIONS, INC.


                             By: /s/ Jerome L. Kersting
                                ---------------------------
                             Title: Senior Vice President
                                   ------------------------


                             JACOR COMMUNICATIONS COMPANY


                             By: /s/ Jerome L. Kersting
                                ---------------------------
                             Title: Senior Vice President
                                   ------------------------

                             ARCHON COMMUNICATIONS INC.
                             both in its individual capacity and as the Proxy


                             By: /s/ illegible
                                ---------------------------
                             Title: President
                                   ------------------------

                             Address for Notices:

                             c/o Richard V. Sandler
                             Maron & Sandler
                             844 Moraga Drive
                             Los Angeles, California 90049

                             ARCHON COMMUNICATIONS PARTNERS LLC


                             By: /s/ illegible
                                ---------------------------
                             Title: Manager
                                   ------------------------

                             Address for Notices:

                             c/o Richard V. Sandler
                             Maron & Sandler
                             844 Moraga Drive
                             Los Angeles, California 90049



                             NEWS AMERICA HOLDINGS, INC.


                             By:
                                ---------------------------
                             Title:
                                   ------------------------

                             Address for Notices:

                             10201 West Pico Boulevard
                             Building 88, Room 142
                             Los Angeles, California 90035

                             ARCHON COMMUNICATIONS PARTNERS LLC


                             By:
                                ---------------------------
                             Title:
                                   ------------------------

                             Address for Notices:

                             c/o Richard V. Sandler
                             Maron & Sandler
                             844 Moraga Drive
                             Los Angeles, California 90049



                             NEWS AMERICA HOLDINGS, INC.


                             By: /s/ illegible
                                ----------------------------
                             Title: Executive Vice President
                                   -------------------------

                             Address for Notices:

                             10201 West Pico Boulevard
                             Building 88, Room 142
                             Los Angeles, California 90035

                                            INSIDERS:

                                            /s/ Steven Lehman
                                            ---------------------------
                                            Steven Lehman

                                            Address for Notices:

                                            25742 Simpson Place
                                            Calabasas, California 91302

                                            Spouse: /s/ Stephanie Lehman
                                                   ---------------------
                                            Typed Name: Stephanie Lehman

                                            /s/ Louise Palanker
                                            ------------------------------
                                            Louise Palanker

                                            Address for Notices:

                                            3742 Beverly Ridge Drive
                                            Sherman Oaks, California 91423

                                            /s/ Timothy Kelly
                                            ------------------------------
                                            Timothy Kelly

                                            Address for Notices:

                                            23547 Schoenborn Street
                                            West Hills, California 91304

                                            Spouse: /s/ Evelyn Kelly
                                                   -----------------------
                                            Typed Name: Evelyn Kelly

                                            /s/ Kraig T. Kitchin
                                            ------------------------------
                                            Kraig T. Kitchin

                                            Address for Notices:

                                            4231 Hunt Club Lane
                                            West Lake Village, CA 91361

                                            Spouse: /s/ Lisa Kitchin
                                                   -----------------------
                                            Typed Name: Lisa Kitchin

                                   PREMIERE CONSENT
                                   ----------------


Notwithstanding the Stockholders Agreement, Premiere Radio Networks, Inc. ("PREMIERE") hereby consents and agrees to the execution and delivery of the attached Shareholders' Agreement by each of the above Shareholders of Premiere and agrees to be bound by the terms thereof.


                                            PREMIERE RADIO NETWORKS, INC.


                                            By: /s/ Daniel M. Yukelson
                                               -------------------------
                                            Name: Daniel M. Yukelson
                                                 -----------------------
                                            Title: Vice President/Finance
                                                   and Chief Financial Officer

                               TRUSTEE ACKNOWLEDGEMENT
                               -----------------------


     U.S. Trust Company of California, N.A., not in its individual capacity but solely as trustee ("TRUSTEE") under that certain Voting Trust Agreement, dated as of July 28, 1995, by and among Trustee and certain stockholders of Premiere Radio Networks, Inc., a Delaware corporation, hereby acknowledges receipt of a copy of the attached Shareholders' Agreement and agrees to vote on all matters as instructed in such Agreement and to sign the form of consent attached hereto as Appendix 1 as instructed by such Shareholders' Agreement in the exercise of its duties as Trustee under the Voting Trust Agreement.


                                   U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                    not in its individual capacity but
                                    solely as Trustee

                                   By: /s/ D. Young
                                      ----------------------------
                                   Name: D. Young
                                        --------------------------
                                   Title: Assistant Vice President
                                         -------------------------

                                      EXHIBIT A

                                   WRITTEN CONSENT
                                          OF
                                     SHAREHOLDERS
                                          OF
                            PREMIERE RADIO NETWORKS, INC.

     The undersigned shareholders of Premiere Radio Networks, Inc., a Delaware corporation ("PREMIERE"), without the formality of a meeting, do hereby approve, adopt and consent to, pursuant to Section 228 of the Delaware General Corporation Law, that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of April 7, 1997, between Jacor Communications, Inc. a Delaware corporation ("JACOR"), its wholly-owned subsidiary Jacor Communications Company, a Florida corporation ("COMMUNICATIONS"), and PRN Holding Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Communications ("PRN"), on the one hand, and Premiere, on the other, whereby PRN will merge with and into Premiere, with the stockholders of Premiere to receive a combination of shares of Common Stock of Jacor and cash in exchange for their shares of Common Stock and/or Class A Common Stock of Premiere as provided in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the dates indicated below.



                                             ------------------------------



                                             Dated: ______________, 1997

                                             NUMBER OF SHARES

                                               Common Stock:
                                               Class A Common Stock:


                                             Address for Notices:

                                             Spouse: ______________________
                                             Typed Name: __________________

                                      APPENDIX 1

                                   WRITTEN CONSENT
                                          OF
                                       TRUSTEE


     U.S. Trust Company of California, N.A., not in its individual capacity but solely as trustee ("TRUSTEE"), under that certain Voting Trust Agreement (the "Agreement"), dated as of July 28, 1995, by and among Trustee and certain stockholders of Premiere Radio Networks, Inc., a Delaware corporation ("PREMIERE"), without the formality of a meeting, does, with respect to all shares of Common Stock or Class A Common Stock subject to the Agreement, hereby approve, adopt and consent to, pursuant to Section 228 of the Delaware General Corporation Law, that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of April 7, 1997, between Jacor Communications, Inc. a Delaware corporation ("JACOR"), its wholly-owned subsidiary Jacor Communications Company, a Florida corporation ("COMMUNICATIONS"), and PRN Holding Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Communications ("PRN"), on the one hand, and Premiere, on the other, whereby PRN will merge with and into Premiere, with the stockholders of Premiere to receive a combination of shares of Common Stock of Jacor and cash in exchange for their shares of Common Stock and/or Class A Common Stock of Premiere as provided in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.


                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                        not in its individual capacity
                                        but solely as Trustee

                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________


                                        Dated: ________________, 1997